Exhibit 10.1

MGE ENERGY, INC.

RESTRICTED STOCK UNITS

AWARD AGREEMENT –

Employee – April 2026

MGE Energy, Inc., a Wisconsin corporation (the “Company”), has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Award Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the MGE Energy, Inc. 2021 Long-Term Incentive Plan (the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.
Definitions and Construction.
1.1
Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan. For purposes of this Agreement:
(a)
“Cause” means (1) a material breach by the Participant of those duties and responsibilities of the Participant which do not differ in any material respect from the duties and responsibilities of the Participant during the 90-day period immediately prior to a Change in Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Participant’s part, committed in bad faith or without reasonable belief that such breach is in the best interests of the Company, and is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (2) the commission by the Participant of a felony involving moral turpitude.
(b)
“Disability” means the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
(c)
“Good Reason” means, without the Participant’s express written consent, the occurrence of any of the following events after a Change in Control: (1) a material diminution in the Participant’s base compensation; (2) a material diminution in the Participant’s authority, duties or responsibilities; (3) a material diminution in the authorities, duties or responsibilities of the supervisor to whom the Participant is required to report; (4) a material diminution in the budget over which the Participant retains authority; or (5) a material change in the geographic location at which the Participant must perform services; provided, however, that the Participant must notify the Company of the Participant’s intention to terminate his or her employment by written notice to the Company’s Chief Executive Officer; and provided, further, that: (i) such notice shall be provided to the Company within ninety (90) days of the initial existence of such event; (ii) the Company shall have thirty (30) days to cure such event after receipt of such notice; and (iii) if not cured, the Participant shall terminate his employment within sixty (60) days following the expiration of the Company’s cure period.
1.2
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.
Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or this Agreement shall be determined by the Administrator. All such determinations by the Administrator shall be final, binding and conclusive upon all persons having an interest in this Agreement, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Administrator in the exercise of its discretion pursuant to the Plan or this Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in this Agreement.

3.
The Award.

On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 8. Each Unit represents a right to receive, on a date determined in accordance with the Grant Notice and this Agreement, one (1) share of Stock.

4.
Vesting of Units.
4.1
Generally. Except as set forth in this Section 4, Units acquired pursuant to this Agreement shall be subject to a substantial risk of forfeiture until the Vesting Period ends, as provided in the Grant Notice.
4.2
Death or Disability. In the event the Participant incurs a Termination of Service due to the Participant’s death or by the Company due to the Participant’s Disability, the Units shall vest upon such termination of employment.
4.3
Qualifying Termination due to a Change in Control. In the event Participant incurs a Termination of Service by the Company without Cause or by the Participant for Good Reason, in each case, within 24 months following a Change in Control (each, a

“Qualifying CIC Termination”) and the Participant executes and does not revoke a waiver and release of claims in the form prescribed by the Company within sixty (60) days after the date of such Qualifying CIC Termination, in any such case, the Units shall vest upon the Participant’s Qualifying CIC Termination.
5.
forfeiture.
5.1
Forfeiture of Unvested Units. In the event that the Participant incurs a Termination of Service for any reason or no reason (other than as described in Section 4), with or without Cause or due to the Participant’s resignation, the Participant shall forfeit, and the Company shall automatically reacquire, all Units which are not, as of the time of such termination, vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor.
5.2
Forfeiture of Vested Units. In the event that the Participant incurs a Termination of Service for Cause after the time at which the Units become vested (“Vested Units”) but before the Shares are settled under Section 6.1, Participant shall forfeit, and the Company shall automatically reacquire, all Units which are, as of the time of such termination, Vested Units, and the Participant shall not be entitled to any payment therefor.
6.
Settlement of the Award.
6.1
Issuance of Shares of Stock. Subject to the provisions of Section 6.3, the Company shall issue to the Participant one (1) Share with respect to each Vested Unit within seventy (70) days following the vesting date or vesting event. Shares issued in settlement of Vested Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s trading compliance policy, or the Company’s stock ownership guidelines.
6.2
Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all Shares acquired by the Participant pursuant to the settlement of this Agreement with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, in the event of the Participant’s death, in the names of the beneficiary(ies) of the Participant.
6.3
Restrictions on Grant of the Award and Issuance of Shares. The grant of the Units and issuance of Shares upon settlement of the Units shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.
6.4
Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the Units.

6.5
Dividend Equivalents. Dividend Equivalents shall be paid in cash to the Participant within seventy (70) days following the vesting date or vesting event. Dividend Equivalents shall equal the total of the dividends declared and paid to Company shareholders with respect to each Vested Unit between the grant date and the date on which the Vested Units are settled, as if the Participant was an actual shareholder of the Company at the time such dividends were declared.
7.
Tax Withholding.
7.1
In General. At the time the Grant Notice is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by the remittance of a check to the Company), any sums required to satisfy the federal, state, and local tax withholding obligations of the Company, if any, which arise in connection with this Agreement, the vesting of Units or the issuance of Shares in settlement thereof. The Company shall have no obligation to deliver Shares until the tax withholding obligations of the Company have been satisfied by the Participant.
7.2
Withholding in Shares. The Participant shall satisfy all tax withholding obligations with respect to the Vested Units by deducting from the Shares otherwise deliverable to the Participant in settlement of the Units a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States.
7.3
Assignment of Sale Proceeds. If permitted by the Company, subject to compliance with applicable law and the Company’s trading compliance policy, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.
8.
Adjustments for Changes in Capital Structure.

The Award shall be subject to and treated as set forth in Section 12.1 of the Plan.

9.
Rights as a Shareholder or Employee. Employment Status.
9.1
Rights as a Shareholder. Other than as provided in this Agreement, the Participant shall have no rights as a shareholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
9.2
Employment Status. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company or interfere in any way with any right of the Company to terminate the Participant’s service at any time.
10.
Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

11.
Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in deferred compensation subject to Code Section 409A shall comply in all respects with the applicable requirements of Code Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Administrator in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance. In connection with effecting compliance with or an exemption from Code Section 409A, the following shall apply:

11.1
Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s Termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to this Agreement in connection with Participant’s employment termination constitutes "nonqualified deferred compensation" within the meaning of Code Section 409A and (ii) the Participant is a specified employee as defined in Code Section 409A(a)(2)(B)(i), in each case, as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting this Agreement) agrees that he is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Code Section 409A), except as Code Section 409A may then permit.
11.2
Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
11.3
Amendments to Comply with Code Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with or be exempt from the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and shareholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Code Section 409A.
11.4
Advice of Independent Tax Advisor. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
12.
Miscellaneous Provisions.
12.1
Termination or Amendment. The Administrator may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Code Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
12.2
Nontransferability of the Award. Prior to the issuance of shares of Stock to the Participant, neither this Award nor any Units subject to this Award shall be subject in any manner or in any circumstance (including in connection with the Participant’s divorce) to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
12.3
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
12.4
Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
12.5
Delivery of Documents and Notices. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or an Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.
(a)
Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 12.5 of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 12.5. The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.
12.6
Integrated Agreement. The Grant Notice, this Agreement and the Plan, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
12.7
Applicable Law. This Agreement shall be governed by the laws of the State of Wisconsin as such laws are applied to agreements between Wisconsin residents entered into and to be performed entirely within the State of Wisconsin.
12.8
Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.